Exhibit 99.1

Rainier Acquisition Corporation Announces Separation of Its Class A Ordinary Shares and Warrants on Nasdaq, Commencing September 14, 2026

The Class A ordinary shares will trade under the symbol “RNAQ” and the warrants under the symbol “RNAQW” on The Nasdaq Capital Market, while units that are not separated will continue to trade under the symbol “RNAQU.”

NEW YORK, September 11, 2026 – Rainier Acquisition Corporation (Nasdaq: RNAQU) (the “Company”) announced today that, commencing September 14, 2026, holders of the units sold in its initial public offering (the “Units”) may elect to separately trade the Class A ordinary shares and warrants included in the Units. Each Unit consists of one Class A ordinary share and one-quarter of one redeemable warrant. No fractional warrants will be issued upon separation of the Units, and only whole warrants will trade. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. Only whole warrants are exercisable.

The Class A ordinary shares and warrants that are separated will begin trading on The Nasdaq Capital Market (“Nasdaq”) on September 15, 2026 under the symbols “RNAQ” and “RNAQW,” respectively. Units that are not separated will continue to trade on Nasdaq under the symbol “RNAQU.” Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A ordinary shares and warrants.

The Units began trading on Nasdaq on August 27, 2026. The Company’s initial public offering, including the full exercise of the underwriter’s over-allotment option, totaled 8,625,000 Units and generated gross proceeds of $86,250,000, before underwriting discounts and offering expenses, and an aggregate of $86,250,000 ($10.00 per Unit) was placed in the Company’s trust account. Chardan Capital Markets LLC (“Chardan”) acted as the sole book-running manager for the offering.

About Rainier Acquisition Corporation

Rainier Acquisition Corporation (Nasdaq: RNAQU, RNAQ, RNAQW) is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search on the global life sciences industries, including therapeutics, diagnostics, genomics, precision medicine, life science tools, research services, biomanufacturing, and related subsectors, although its efforts to identify a prospective target business will not be limited to any particular industry or geographical region. The Company’s management team is led by Gbola Amusa, MD, CFA, Chief Executive Officer, and Guy Barudin, Chief Financial Officer. The Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available at www.sec.gov.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Chardan, 1 Pennsylvania Plaza, Suite 4800, New York, New York 10119, or by email at prospectus@chardan.com.

A registration statement relating to these securities was declared effective by the SEC on August 26, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties, including with respect to the timing of separate trading and the Company’s search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and related prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Rainier Acquisition Corporation

Gbola Amusa, MD, CFA, Chief Executive Officer

1 Pennsylvania Plaza, Suite 4800

New York, NY 10119

Tel.: (646) 465-9000

gamusa@rainier-acq.com